THE REGISTRANT REQUESTS THAT THIS REGISTRATION STATEMENT BECOME EFFECTIVE IMMEDIATELY UPON FILING PURSUANT TO SECURITIES ACT RULE 462
                                                           REGISTRATION NO. 333-
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2002
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                        ALLOU HEALTH & BEAUTY CARE, INC.
             (Exact name of registrant as specified in its charter)

                          ----------------------------



           DELAWARE                                         11-2953972
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                                        VICTOR JACOBS
                                                     CHAIRMAN OF THE BOARD
                                                ALLOU HEALTH & BEAUTY CARE, INC.
                                                       50 EMJAY BOULEVARD
   50 EMJAY BOULEVARD                              BRENTWOOD, NEW YORK  11717
BRENTWOOD, NEW YORK 11717                                 (631) 273-4000
(Address of Principal Executive Offices)        (Name, address, and telephone
                                                number, including area code, of
                                                agent of service)



                   AMENDED AND RESTATED 1991 STOCK OPTION PLAN
                            (Full title of the plan)

                                 --------------

                                   COPIES TO:

                             HENRY I. ROTHMAN, ESQ.
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
           Title of Securities to                      Amount to Be      Proposed Maximum     Proposed Maximum      Amount of
               Be Registered                          Registered (1)         Offering            Aggregate         Registration
                                                                         Price per Share       Offering Price          Fee
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.001 per value       10,500 shares           $5.17               $54,285             $12.98
=================================================================================================================================
Class A Common Stock, par value $.001 per value       76,340 shares           $3.29             $251,158.60           $60.03
=================================================================================================================================
Class A Common Stock, par value $.001 per value        5,000 shares           $6.50               $32,500             $7.77
=================================================================================================================================
Class A Common Stock, par value $.001 per value       25,150 shares           $7.50               $188,625            $45.08
=================================================================================================================================
Class A Common Stock, par value $.001 per value        1,000 shares           $4.00                $4,000             $0.96
=================================================================================================================================
Class A Common Stock, par value $.001 per value       282,010 shares          $4.40              $1,240,844          $296.56
=================================================================================================================================
                   TOTAL                              400,000 shares                                                 $423.38
=================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Amended and Restated 1991 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Allou Health & Beauty Care, Inc. (the "Registrant") are incorporated by reference in this registration statement:

               (1) Annual Report on Form 10-K for the year ended March 31, 2002, filed on July 15, 2002.

               (2) The description of the Registrant's Class A Common Stock, $.001 par value per share, and Class B Common Stock, $.001 par value per share, contained in the Registrant's Registration Statement on Form 8-A, filed on February 24, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          The Registrant's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to the Registrant or its stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant 's Certificate of Incorporation also authorizes the Registrant to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.     EXHIBITS

          5.1  Opinion of Jenkens & Gilchrist Parker Chapin LLP

          23.1 Consent of KPMG LLP

          23.2 Consent of Mayer Rispler & Company, P.C.

          23.3 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act)

          23.4 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in the opinion filed as Exhibit 5.1 hereto)

ITEM 9.     UNDERTAKINGS

          (A) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of New York, on this 17th day of July, 2002.

                                    ALLOU HEALTH & BEAUTY CARE, INC.

                                    By: /s/ Victor Jacobs
                                        ----------------------------------------
                                            Victor Jacobs,
                                            Chairman of the Board

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


          SIGNATURE                       TITLE                       DATE
          ---------                       -----                       ----


/s/ Victor Jacobs                 Chairman of the Board            July 17, 2002
-----------------------------
Victor Jacobs



/s/ Herman Jacobs                 Chief Executive Officer          July 17, 2002
-----------------------------     and Director
Herman Jacobs



/s/ David Shamilzadeh             President, Principal Financial   July 17, 2002
-----------------------------     Officer, Principal Accounting
David Shamilzadeh                 Officer and Director



/s/ Jack Jacobs                   Executive Vice President and     July 17, 2002
-----------------------------     Director
Jack Jacobs


-----------------------------     Director
Sol Naimark



-----------------------------     Director
Jeffrey Berg




-----------------------------     Director
Stuart Glasser

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                        DESCRIPTION                              PAGE
    ------                        -----------                              ----

     5.1       Opinion of Jenkens & Gilchrist Parker Chapin LLP            II-7

     23.1      Consent of KPMG LLP                                         II-8

     23.2      Consent of Mayer Rispler & Company, P.C.                    II-9


     23.3      Consent of Arthur Andersen LLP (omitted pursuant to Rule    N/A
               437a under the Securities Act)

     23.4      Consent of Jenkens & Gilchrist Parker Chapin LLP            II-7
               (included in the opinion filed as Exhibit 5.1 hereto)